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                                                                     EXHIBIT 1.2


                                                                          [Date]




                              ORYX ENERGY COMPANY

                             UNDERWRITING AGREEMENT
                          STANDARD PROVISIONS (EQUITY)


              From time to time, Oryx Energy Company, a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the issuance and sale of designated securities to the several Underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

              The Company proposes to issue from time to time common stock and preferred stock. Such equity securities will, if other than common stock, have varying liquidation values, rates and times of payment of dividends, selling prices, conversion terms (including whether they may be converted at the option of the holder thereof into newly-issued shares (the "Conversion Shares") of the Company's Common Stock, par value $1.00 per share), redemption terms and other terms. Any such equity securities and any Conversion Shares are herein sometimes collectively referred to as the "Securities".

              The Company has filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (herein referred to collectively as the "Act"), a registration statement including a prospectus relating to the Securities and has filed or proposes to file with the Commission a prospectus supplement or supplements specifically relating to the Offered Securities pursuant to Rule 424 under the Act in the form furnished by the Company to the Manager or Managers named in the Underwriting Agreement (the "Manager") or, to the extent not completed at the time of execution of the Underwriting Agreement, in such form as the Company and the Manager shall have agreed to at such time. The term Registration Statement means the registration statement as amended to the date of the Underwriting Agreement. The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the prospectus supplement (other than a preliminary prospectus supplement) specifically relating to the Offered Securities in the form first used to confirm sales of the Offered Securities. The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include, in





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each case, the material, if any, incorporated by reference therein.

              The Company and the Underwriters agree as follows:

              1. Public Offering. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Prospectus.

              2. Payment and Delivery. Payment for the Offered Securities shall be made by certified or official bank check or by wire transfer payable to the order of the Company in funds specified in the Underwriting Agreement at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Offered Securities registered in such names and in such denominations as the Manager shall request not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Offered Securities are herein referred to as the Closing Date.

              3. Certain Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

              (a) To furnish the Manager, without charge, two signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference), as many copies of the preliminary prospectus as the Manager may reasonably request and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated therein by reference, and any supplements and amendments thereto as the Manager may reasonably request and to pay all reasonable costs associated therewith, including all printing and mailing costs. The Company agrees to timely file the Prospectus pursuant to Rule 424 and to provide the Manager with evidence of such filing. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference in the Prospectus.

              (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish the Manager a copy of each such proposed amendment or supplement and to file no such proposed amendment or supplement to which the Manager reasonably objects in writing; provided, that the foregoing shall not apply to amendments or supplements that relate to securities registered under the Registration Statement that are not Offered Securities.

              (c) If, at any time when a Prospectus relating to the Offered Securities is required by law to be delivered under the Act, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements





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       therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Offered Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law. The costs and expenses relating to any such amendment or supplement shall be borne by the Company in the case of an amendment or supplement within 9 months of the date of the Agreement and by the Underwriters thereafter.

              (d) The Company agrees to use its best efforts to prevent the issuance of any stop order by the Commission and, if issued, to notify you of the issuance thereof and to use its best efforts to obtain as soon as possible the withdrawal thereof.

              (e) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to take reasonable steps to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be reasonably necessary to complete the distribution of the Offered Securities, and to pay all reasonable expenses (including fees and disbursements of counsel for the Underwriters) in connection therewith as well as all fees, if any, payable in connection with the review of the offering of the Offered Securities by the National Association of Securities Dealers, Inc.

              (f) To make generally available to the Company's security holders as soon as practicable an earnings statement or statements of the Company which shall satisfy the provisions of Section 11(a) of the Act.

              (g) That, without the prior written consent of the Manager, it will not offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantial similar to the Securities or any securities convertible into or exercisable or exchangeable for Common Stock during the Lock-Up Period specified in the Underwriting Agreement, other than (i) the Offered Securities to be sold hereunder; (ii) the Common Stock issuable upon conversion of the Offered Securities or conversion of any other existing securities convertible into Common Stock or upon exercise of any existing options to purchase Common Stock; and (iii) options or shares of Common Stock sold or issued pursuant to any existing employee benefit plan or arrangement of the Company or any of its subsidiaries.

              (h) To use its best efforts to obtain the listing of the Offered Securities on any securities exchange or automated quotation system on which the Company's equity securities of the same class as the Offered Securities are listed and to pay all costs and expense associated therewith.





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              4.     Reimbursement of Underwriters' Expenses. If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel itemized in detail reasonably satisfactory to the Company) reasonably incurred by such Underwriters in connection with the Offered Securities.

              5. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Offered Securities hereunder on the First Closing Date or the Option Closing Date, as the case may be, are subject to the conditions:


              (a) That, at such Closing Date, the Company shall have furnished to the Manager an opinion of William C. Lemmer, Vice President, General Counsel and Secretary of the Company, dated the Closing Date, in substantially the form set forth as Exhibit A.

              (b) That, at such Closing Date, the Company shall have furnished to the Manager an opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., special counsel for the Company, dated the Closing Date, in substantially the form set forth as Exhibit B.

              (c) That, at such Closing Date, the Manager shall have received an opinion of Milbank, Tweed, Hadley & McCloy, counsel for the Underwriters, dated the Closing Date, in substantially the form set forth as Exhibit C.

              (d) That, at such Closing Date, the Company shall have furnished to the Manager a letter addressed to the Underwriters and dated such Closing Date, in form and substance satisfactory to the Manager, from Coopers & Lybrand, independent public accountants, containing (or confirming as of a later date) statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to the Company contained in or incorporated by reference into the Registration Statement and the Prospectus.

              (e) That, at the Closing Date, the Company shall have furnished to the Manager a certificate dated the Closing Date and signed by an executive officer of the Company, to the effect set forth below. The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                     (i) the representations and warranties of the Company contained herein are true and correct in all material respects as of such Closing Date;





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                     (ii)   no stop order suspending the effectiveness of the
              Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission;

                     (iii) subsequent to the execution and delivery of this Agreement and prior to such Closing Date, there has not occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate the direction of a possible change, in the rating accorded any of the Company's securities by either of Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; and

                     (iv) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the financial condition, or in the business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus exclusive of any supplement or amendment thereto, whether or not incorporated by reference; and

                     (v) the Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing and in accordance with Section 3(a) of this Agreement.

              (f) That the Company shall have performed in all material respects such of its obligations under this Agreement as are to be performed by the terms hereof at or before the time of purchase.

              6. Termination of Agreement. If the sale to the Underwriters of the Offered Securities, as contemplated in this Agreement, is not carried out by the Underwriters for any reason permitted hereunder or if such sale is not carried out because the Company shall be unable to comply with any of the terms hereof, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under the agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

              If the Manager or any group of Underwriters elect to terminate this Agreement as provided in this Section 6, the Company and each other Underwriter shall be notified promptly by letter or telegram.

              7. Defaulting Underwriters. If, on the First Closing Date or the Option Closing Date (if any is specified in the Underwriting Agreement), as the case may be, any Underwriter or Underwriters shall default in its or their obligation to take up and pay for the Offered Securities to be purchased by it or them hereunder on such date and,

                     (i) the aggregate number of Offered Securities which the defaulting





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              Underwriters agreed but failed to purchase is 10% or less of the aggregate number of Firm Shares to be purchased hereunder, the non-defaulting Underwriters, whether one or more, or the Company, may make arrangements satisfactory to the Company and the non-defaulting Underwriters for the purchase of such Offered Securities by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by the First Closing Date or the Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in the proportions that the number of Firm Shares set forth opposite their respective names in the Underwriting Agreement bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, to purchase the Offered Securities which the defaulting Underwriters agreed but failed to purchase on such date; provided that in no event shall the number of Offered Securities which any non-defaulting Underwriter has agreed to purchase hereunder be increased by an amount in excess of one-ninth of such number, without the written consent of the non-defaulting Underwriter; or

                     (ii) the aggregate number of Offered Securities which the defaulting Underwriters agreed but failed to purchase on such date is more than 10% of the aggregate number of Firm Shares to be purchased hereunder and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Offered Securities are not made by the non-defaulting Underwriters or the Company within thirty-six hours after such default, the Underwriting Agreement will terminate without liability on the part of the non-defaulting Underwriters or the Company.

              Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Offered Securities hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted underwriters selected by the Manager with the approval of the Company or selected by the Company with the Manager's approval).

              If a new underwriter or underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provisions, the Company or the Manager shall have the right to postpone the First Closing Date or the Option Closing Date, as the case may be, for a period not exceeding five business days in order that necessary changes in the Registration Statement and Prospectus and other documents may be effected.

              The term Underwriter as used in this Agreement shall refer to and include any underwriter substituted under this Section 7 with like effect as if such substituted underwriter had originally been named herein.

              8. Representations and Warranties. The Company represents and warrants





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to each of the Underwriters that:

              (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

              (b) (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
       (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 8(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

              (c) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

              (d) each of Sun Energy Partners, L.P., Sun Operating Limited Partnership and Oryx U.K. Energy Company has been duly incorporated or formed and is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation and has all consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, and all courts or other tribunals necessary to conduct its business as described in the Prospectus, except to the extent that the lack of such consents, authorizations, approvals, orders, certificates or permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;





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              (e)    this Agreement has been duly authorized, executed and
       delivered by the Company;

              (f) Coopers & Lybrand are independent accountants with respect to the Company as required by the Securities Act and the applicable rules and regulations thereunder;

              (g) the Company has authorized and outstanding capital stock as set forth under "Description of Capital Stock" in the Prospectuses, which capital stock is validly issued, fully paid and non-assessable and conforms in all material respects to the descriptions contained therein;

              (h) the Offered Securities have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Offered Securities will not be subject to any preemptive or similar rights;

              (i) the Conversion Shares, if any, have been duly authorized and reserved for issuance upon conversion of the Offered Securities and, when issued and delivered upon any such conversion, will be validly issued, fully paid and non-assessable, and the issuance of such Conversion Shares will not be subject to any preemptive or similar rights; and

              (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement have been authorized by all necessary corporate action and will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or to the best of the Company's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its subsidiaries, that is material to the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states.

              9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act, or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities, in so far as such losses, claims, damages and liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any Basic Prospectus or any preliminary prospectus, or arise out of or are based upon





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any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter expressly for use therein. The foregoing indemnity agreement with respect to any Basic Prospectus or any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

              (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any Basic Prospectus or any preliminary prospectus.

              (c) In case any proceeding shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by the Manager. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any





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settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

              (d)    If the indemnification provided for in paragraphs (a) or
(b) of this Section 9 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting percentages determined by the ratio which the original purchase obligation of any Underwriter appearing in the Underwriting Agreement (or such amount





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increased as provided in Section 7 above) bears to the total purchase obligations of the Underwriters set forth therein.

              (f) The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (1) any termination of this Agreement, (2) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (3) acceptance of and payment for any of the Offered Securities.

              10. Termination in Certain Events. This Agreement shall be subject to termination in the Manager's absolute discretion, by notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the First Closing Date or the Option Closing Date, as the case may be,
(i) trading generally shall have been suspended or materially limited on the New York Stock Exchange; (ii) trading in the common stock of the Company shall have been suspended or materially limited on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities or any calamity or crisis that, in the judgment of the Manager, is material and adverse and (b) such event singly or together with any other such event makes it, in the judgment of the Manager, impracticable to market the Offered Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

              11. Counterparts. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement between the parties and shall become effective at such time as each of the parties shall have signed such counterparts and shall have notified the other party thereof.

              12. Construction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

              13. Parties at Interest. This Agreement has been and is made solely for the benefit of the Underwriters and the Company, and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, assigns, executors and administrators. No other person shall acquire or have any right under or by virtue of this Agreement.

              14. Section Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

                                                                       EXHIBIT A



                               FORM OF OPINION OF
                            WILLIAM C. LEMMER, ESQ.
          VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY OF THE COMPANY



                                                            ______________, 19__



[MANAGER]
  as Manager for the several Underwriters
[ADDRESS]

Dear Sirs:

       I am Vice President, General Counsel and Secretary of Oryx Energy Company, a Delaware corporation (the "Company"), and in such capacity am familiar with the Underwriting Agreement dated ____________, 199_ (the "Underwriting Agreement") between you and the Company, pursuant to which the Underwriters severally agree to purchase from the Company an aggregate of _________ shares of [title of securities] of the Company (the "Offered Securities").

       I, or persons responsible to me, have examined originals or copies, certified or otherwise identified to my satisfaction, and such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion. Defined terms herein unless otherwise specified shall have the meanings specified in the Underwriting Agreement.

       I have also examined copies of the Registration Statement on Form S-3 (File No. 33-____) relating to up to an aggregate of _______ shares of Offered Securities filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), exhibits thereto and documents incorporated by reference therein. Such Registration Statement is now effective, and together with the exhibits thereto and documents incorporated by reference therein is herein called the "Registration Statement". The prospectus constituting a part thereof, in the form filed with the Commission pursuant to Rule 424 of the rules and regulations under the Act, together with the prospectus supplement (other than a preliminary prospectus supplement) specifically relating to the Offered Securities, as filed with, or mailed for filing to, the Commission pursuant to Rule 424, is herein called the "Prospectus".

       Based upon the foregoing, I am of the opinion that:

       (1) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect upon the Company and its subsidiaries, taken as a whole;

       (2) Each of the Company, Sun Energy Partners, L.P., Sun Operating Limited Partnership and Oryx U.K. Energy Inc. (such corporations or partnerships other than the Company being collectively referred to herein as the "Subsidiaries") has been duly incorporated or formed and is validly existing in the jurisdiction of its incorporation or formation, and has all consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, and all courts or other tribunals, necessary to conduct its business as described in the Prospectus, except to the extent that the lack of such consents, authorizations, approvals, orders, certificates or permits could not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

       (3) The Company has an authorized and outstanding capital stock as set forth under "Description of Capital Stock" in the Prospectuses, which capital stock conforms in all material respects to the descriptions contained therein;

       (4) The Offered Securities have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Offered Securities will not be subject to any preemptive or similar rights;

       (5) The Conversion Shares, if any, have been duly authorized and reserved for issuance upon conversion of the Offered Securities and, when issued and delivered upon any such conversion, will be validly issued, fully paid and non-assessable, and the issuance of such Conversion Shares will not be subject to any preemptive or similar rights;

       (6) The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

       (7) The execution of delivery and performance of the Underwriting Agreement will not contravene any provision of applicable law or the Certificate of Incorporation, By-laws or the agreement of limited partnership of the Company or any Subsidiary or any material agreement or other material instrument binding upon the Company or any Subsidiary, or any order or regulation known to me to be applicable to the Company or any Subsidiary of any court, regulatory body, administrative agency or governmental body having jurisdiction in the premises, and no consent, approval or authorization of any governmental body or agency (other than pursuant to any state securities or Blue Sky law) is required for the performance of the Underwriting agreement and the issuance and sale of the Offered Securities pursuant to the Underwriting Agreement;

       (8) The statements (1) in the Registration Statement under Item 15 and (2) in the Company's most recent Annual Report on Form 10-K under ["Business and Properties - Other" and "Legal Proceedings"], and the statements in the Prospectus with regard to the ownership of the Subsidiaries, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

       (9) After due inquiry, I do not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries (including the Subsidiaries) is a party or to which any of the properties of the Company or any of its subsidiaries (including the Subsidiaries) is subject which is required to be described or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required; and

       (10) I (a) am of the opinion that (except as to financial statements included therein, as to which I am not called upon to express any opinion) each document, if any, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Registration Statement and the Prospectus complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (b) am of the opinion that the Registration Statement, and Prospectus, as amended or supplemented, if applicable (except as to financial statements and other financial data included therein, as to which I am not called upon to express any opinion), comply as to form in all material respects with the Securities Act, (c) believe that (except as to financial statements and other financial data included therein, as to which I am not called upon to express any belief) each part of the Registration Statement when such part became effective or was incorporated by reference into the Registration Statement did not contain, and as of the date this opinion is delivered, does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (d) believe that (except as to financial statements and other financial data included therein, as to which I am not called upon to express any belief) the Registration Statement and the Prospectus, as amended or supplemented, if applicable, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

       I am qualified to practice law in the State of New York and I express no opinion except as to matters governed by the laws of the State of New York, the General Corporation Law of the State of Delaware and United States federal laws.


                                        Very truly yours,



                                        William C. Lemmer

                                                                       EXHIBIT B

                               FORM OF OPINION OF
                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                        SPECIAL COUNSEL FOR THE COMPANY

                                                      ___________________, 199__

[Manager]
  as Manager for the several Underwriters
[Address]

Dear Sirs:

       We have acted as counsel for Oryx Energy Company (the "Company") in connection with the issue and sale to the several underwriters (the "Underwriters"), for whom you are acting as Manager, named in the Underwriting Agreement dated __________, 199_ (the "Underwriting Agreement") an aggregate of _________ shares of [title of securities] (the "Offered Securities") of the Company. Defined terms herein unless otherwise specified shall have the meanings specified in the Underwriting Agreement.

       We have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including those relating to the authorization, execution and delivery by the Company of the Underwriting Agreement and the authorization, issuance and sale of the Offered Securities by the Company.

       We have reviewed the Company's Registration Statement on Form S-3 (File No. 33-_____) relating to up to an aggregate ______ shares of Offered Securities filed with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), and the documents incorporated by reference in the prospectus included therein (the "Incorporated Documents"). In addition, we have reviewed evidence that the registration statement was declared effective under the Act. The registration statement (including the Incorporated Documents) as amended to the date of the Underwriting Agreement is hereinafter referred to as the "Registration Statement", and the prospectus included in the Registration Statement, as supplemented by the final prospectus supplement dated __________ specifically relating to the Offered Securities in the form first filed with the Commission pursuant to Rule 424 under the Act and used to confirm sales of the Offered Securities is hereinafter referred to as the "Prospectus", and such term and the term "Registration Statement" each include the Incorporated Documents.

       Based upon the foregoing, we are of the opinion that:

              (i) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

              (ii) the Offered Securities have been duly authorized and, when delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Offered Securities will not be subject to any preemptive or similar rights;

              [(iii) the Conversion Shares, if any, have been duly authorized and reserved for issuance upon conversion of the Offered Securities and, when issued and delivered upon any such conversion, will be validly issued, fully paid and non-assessable, and the issuance of such Conversion Shares will not be subject to any preemptive or similar rights; and]

              (iv) the statements in the Prospectus under "Description of Offered Securities" and "Underwriting" (in the Prospectus Supplement), and "Description of Capital Stock" (in the Basic Prospectus), insofar as such statements constitute a summary of the documents referred to therein, fairly present the information called for with respect to such documents.

              We have not ourselves confirmed the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or Prospectus. We have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to our confirmation and verification. On the basis of such review and discussion, but without independent confirmation or verification, except as stated, (i) we believe that the Registration Statement and Prospectus (except for the financial statements and other financial and statistical data included therein or omitted therefrom, as to which we are not called upon to express any statement) on the date of the Underwriting Agreement did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading and that the Prospectus (except as aforesaid) does not on the date hereof contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) we are of the opinion that the Registration Statement and Prospectus (except for the financial statements and other financial and statistical data included therein or omitted therefrom, as to which we are not called upon to express an opinion) comply as to form in all material respects with the Act and the 1939 Act and the rules and regulations of the Commission thereunder.

              We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York (other than the state securities or "blue sky" laws of such state), the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

              This opinion is furnished by us, as counsel to the Company, to you as Manager for the several Underwriters in connection with the issuance and sale of the Offered Securities, solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.


                                        Very truly yours,

                                                                       EXHIBIT C

                               FORM OF OPINION OF
                        MILBANK, TWEED, HADLEY & MCCLOY
                          COUNSEL FOR THE UNDERWRITERS


                                                                         , 199__

[Manager]
  as Manager for the several Underwriters
[Address]

Dear Sirs:

              We have acted as counsel for you in connection with the purchase by the several Underwriters from Oryx Energy Company (the "Company"), pursuant to the Underwriting agreement dated___________________ ___, 199__ between you and the Company (the "Underwriting Agreement") of an aggregate of ______________ shares of [name of securities] (the "Offered Securities") of the Company.

              We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and of the Trustee and other documents as we have deemed it necessary to require as a basis for the opinions hereinafter expressed. In our examination of documents we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals, the conformity with original documents of all documents submitted to us as copies and the authenticity of the originals of such later documents. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company, and other appropriate persons and statements contained in the Registration Statement and Prospectus hereinafter mentioned.

              In addition, we attended the closing held today at our offices in New York, New York, during the course of which the Company delivered the Offered Securities to your representative at the office of The Depository Trust Company, New York, New York, in accordance with the Underwriting Agreement, against payment therefor.

              Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that:

              1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has corporate power to transact the business in which it is now engaged.

              2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

              3. The Registration Statement on Form S-3 with respect to the Offered Securities, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), has become effective and remains in effect at this date, and the Prospectus dated __ ___________ ___, 199__, including all documents incorporated by reference pursuant to the requirements of Form S-3 under the Act constituting a part thereof (the "Basic Prospectus"), as supplemented by the prospectus supplement dated ______________ ___, 199__ relating to the Offered Securities (the "Prospectus Supplement") (the Basic Prospectus as supplemented by the Prospectus Supplement being herein referred to as the "Prospectus"), may lawfully be used for the purposes specified in the Act in connection with the offer and sale of the Offered Securities in the manner therein specified.

              4. The Registration Statement and the Prospectus (except the financial statements and other financial and statistical data included therein as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Act, the Securities Exchange Act of 1934, as amended, and to the applicable rules and regulations of the Commission under said Acts.

              As to the financial statements included in the Prospectus, we have made no examination of the Company's books of account and we therefore express no opinion. As to the statements under "Description of Offered Securities" in the Basic Prospectus, as supplemented by statements under "Description of Capital Stock" in the Prospectus Supplement, we are of the opinion that the statements are accurate and do not omit any material fact required to be stated therein or necessary to make such statements not misleading. As to other matters we have not undertaken to determine independently the accuracy or completeness of the statements contained in the Registration Statement or in the Prospectus. We have, however, participated in extended conferences with counsel for and representatives of the Company in connection with the preparation of the Registration Statement, and we have reviewed all documents incorporated by reference in the Prospectus pursuant to the requirements of Form S-3 under the Act and such of the corporate records of the Company as we deemed advisable. None of the foregoing disclosed to us any information which gave us reason to believe that the Registration Statement or the Prospectus (except the financial statements and other financial and statistical data included therein as to which we express no opinion) contains on the date hereof any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

              5. The Offered Securities conform to the terms of the Underwriting Agreement and to the statements with respect thereto contained in the Registration

       Statement and the Prospectuses and have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Offered Securities will not be subject to any preemptive or similar rights.

              6. The Conversion Shares, if any, have been duly authorized and reserved for issuance upon conversion of the Offered Securities and, when issued and delivered upon any such conversion, will be validly issued, fully paid and non-assessable, and the issuance of such Conversion Shares will not be subject to any preemptive or similar rights.

              We have also examined the opinions dated the date hereof of William C. Lemmer, Vice President, General Counsel and Secretary of the Company, and Akin, Gump, Strauss, Hauer & Feld, L.L.P., special counsel for the Company, delivered in accordance with the provisions of Sections 5(a) and 5(b), respectively, of the Underwriting Agreement, which opinions are in form satisfactory to us.

              We do not express any opinion as to matters governed by any laws other than the laws of the State of New York, the Federal laws of the United States and the General Corporation Law of the State of Delaware.

                                        Very truly yours,

                                TERMS AGREEMENT

                          [DESCRIPTION OF SECURITIES]

                                                                          [DATE]

Oryx Energy Company
13155 Noel Road
Dallas, Texas  75221-5067


Dear Sirs:

       We (the "Underwriters") understand that Oryx Energy Company, a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of ___________ shares (the "Firm Shares") of [Description of Offered Security] (the "Offered Securities").

       Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell all of the Firm Shares, and each of the Underwriters agrees, severally and not jointly, to purchase the respective number of Firm Shares set forth opposite its name below, in each case at a purchase price of $____ per share of such Offered Securities (the "Purchase Price").

       We also understand that the Company proposes to sell not more than an additional _______ shares (the "Additional Shares") of the Offered Securities, if and to the extent that we, as Manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares. The Firm Shares and the Additional Shares are collectively referred to as the "Offered Securities."

       Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to _______ Additional Shares at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to adjustments to eliminate fractional shares as we may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth opposite its name below bears to the total number of Firm Shares.

                                                                      Principal
                                                                      Amount of
              Name                                                   Firm Shares
              ----                                                   -----------





                            Total     . . . . . . . . . . . . . .     __________

       The Underwriters will pay for such Offered Securities by wire transfer of Federal or similar same day funds, upon delivery of the Offered Securities at the offices of Milbank, Tweed, Hadley & McCloy at 10:00 a.m. (New York time) on _____________ or at such other time, not later than 10:00 a.m. (New York time) on such date as shall be jointly designated by the Underwriters and the Company (the "First Closing Date").

       The Underwriters will pay for any Additional Shares upon delivery thereof at the offices of Milbank, Tweed, Hadley & McCloy at 10:00 a.m. (New York time) on _____________ or at such other time, not later than 10:00 a.m. (New York time) on such date as shall be jointly designated by the Underwriters and the Company (the "Option Closing Date"). The Option Closing Date may be the same day as the First Closing Date but shall in no event be earlier than the First Closing Date nor later than [ten] business days after the giving of the notice referred to hereinafter. The notice of the determination to exercise the option to purchase Additional Shares and the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

       Certificates for the Firm Shares and the Additional Shares shall be in definitive form and registered in such names and in such denominations as we shall request in writing not less than two full business days prior to the First Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

       The Lock-Up Period for the offering shall be a period of ____ days beginning the day after the date of the Prospectus.

       The Offered Securities shall have the terms set forth in the Prospectus dated ___________ and the Prospectus Supplement dated ___________. [IF PREFERRED STOCK, ADD INFORMATION ABOUT LIQUIDATION PREFERENCE, DIVIDEND RATE, CONVERSION AND REDEMPTION, AS APPLICABLE].

              All provisions of the document entitled Oryx Energy Company Underwriting Agreement Standard Provisions (Debt) dated ________________, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except to the extent that such provisions are amended or supplemented by this Agreement.

              Please confirm your agreement by having an authorized officer sign a copy of this agreement in the space set forth below and returning the signed copy to us.



                                           Very truly yours,

                                           [Underwriter]



                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:





Accepted:

ORYX ENERGY COMPANY


By:
    ---------------------------------
     Name:  Edward W. Moneypenny
     Title: Executive Vice President,
       Finance, Chief Financial
             Officer and Treasurer